                                                Filed Pursuant to Rule 424(b)(3)
                                                          SEC File No. 333-34365

Prospectus Supplement dated May 27, 1999
to Prospectus dated September 9, 1997



                         SUNRISE ASSISTED LIVING, INC.
                 5 1/2% CONVERTIBLE SUBORDINATED NOTES DUE 2002


         This prospectus supplement amends and supplements the Selling Noteholder table on pages 21-23 of the Prospectus dated September 9, 1997, as previously amended and supplemented, to read in its entirety as set forth below:

                                                       PRINCIPAL         PRINCIPAL         COMMON STOCK
                                                       AMOUNT OF      AMOUNT OF NOTES       OWNED PRIOR         COMMON STOCK
NAME OF SELLING SECURITYHOLDER                        NOTES OWNED      OFFERED HEREBY     TO OFFERING (1)    OFFERED HEREBY (2)
------------------------------                        -----------      --------------     ---------------    ------------------
AIM Balanced Fund . . . . . . . . . . . . . .         $2,000,000         $2,000,000               53,781              53,781

Alexandra Global Investment Fund  . . . . . .          5,000,000          5,000,000              134,453             134,453

Argent Classic Convertible
Arbitrage Fund, L.P.  . . . . . . . . . . . .          1,000,000          1,000,000               26,890              26,890

Argent Classic Convertible
Arbitrage Fund (Bermuda) L.P. . . . . . . . .          1,900,000          1,900,000               51,092              51,092

Atlas Assets, Inc.
for the account of
Atlas Growth & Income Fund  . . . . . . . . .          1,023,000          1,023,000               27,509              27,509

Banc America Robertson Stephens . . . . . . .          2,000,000          2,000,000               53,781              53,781

Bankers Trust International . . . . . . . . .          2,000,000          2,000,000               53,781              53,781

Bank of America
Convertible Securities Fund . . . . . . . . .            145,000            145,000                3,899               3,899

BT Alex. Brown Inc. . . . . . . . . . . . . .          7,800,000          7,800,000              209,747             209,747

Castle Convertible Fund, Inc. . . . . . . . .            500,000            500,000               13,445              13,445

Chrysler Corporation Master
Retirement Trust  . . . . . . . . . . . . . .          2,600,000          2,600,000               69,915              69,915

Colonial Penn Insurance Co. . . . . . . . . .            750,000            750,000               20,168              20,168

Colonial Penn Life Insurance  . . . . . . . .            625,000            625,000               16,806              16,806

CFW-C, LP . . . . . . . . . . . . . . . . . .          3,900,000          3,900,000              104,873             104,873

Declaration of Trust for the
Defined Benefit Plan of ICI
American Holdings, Inc. . . . . . . . . . . .            555,000            555,000               14,924              14,924

Declaration of Trust for the
Defined Benefit Plan of
ZENECA Holdings, Inc. . . . . . . . . . . . .            375,000            375,000               10,084              10,084

Delaware Group Global Dividend and
Income Fund, Inc. . . . . . . . . . . . . . .            800,000            800,000               21,512              21,512

Delaware Group Dividend and
Income Fund, Inc. . . . . . . . . . . . . . .          1,800,000          1,800,000               48,403              48,403

Delaware Group Equities Fund V, Inc.
Retirement Income Fund Series . . . . . . . .             70,000             70,000                1,882               1,882

Delaware Group Premium Fund, Inc.
Convertible Securities Series . . . . . . . .             95,000             95,000                2,554               2,554

Delaware State Employees
Retirement Fund . . . . . . . . . . . . . . .          1,825,000          1,825,000               49,075              49,075

Delta Air Lines Master Trust  . . . . . . . .          1,445,000          1,445,000               38,857              38,857

Donaldson, Lufkin & Jenrette
Securities Corporation  . . . . . . . . . . .         20,060,000         20,060,000              539,428             539,428

Employee Benefit
Convertible Fund  . . . . . . . . . . . . . .             80,000             80,000                2,151               2,151

Evergreen Fund
  for Total Return  . . . . . . . . . . . . .          1,000,000          1,000,000               26,890              26,890

Fidelity Devonshire Trust:
Fidelity Real Estate Investment Portfolio . .          5,000,000          5,000,000              134,453             134,453

Fidelity Financial Trust:
Fidelity Convertible Securities Fund  . . . .          3,000,000          3,000,000               80,672              80,672

Fidelity Management Trust
  Company on behalf of
  accounts managed by it  . . . . . . . . . .            500,000            500,000               13,445              13,445

First Delta Securities, Inc.. . . . . . . . .            200,000            200,000                5,378               5,378

Forum Capital Markets LLC . . . . . . . . . .          1,315,000          1,315,000               35,361              35,361

General Motors Employees
Domestic Group Trust  . . . . . . . . . . . .          6,685,000          6,685,000              179,764             179,764

GlenEagles Fund . . . . . . . . . . . . . . .            925,000            925,000               24,873              24,873

Goldman, Sachs & Co.  . . . . . . . . . . . .          1,250,000          1,250,000               33,613              33,613

                                                       PRINCIPAL         PRINCIPAL         COMMON STOCK
                                                       AMOUNT OF      AMOUNT OF NOTES       OWNED PRIOR         COMMON STOCK
NAME OF SELLING SECURITYHOLDER                        NOTES OWNED      OFFERED HEREBY     TO OFFERING (1)    OFFERED HEREBY (2)
------------------------------                        -----------      --------------     ---------------    ------------------
Highbridge International LDC  . . . . . . . .          1,500,000          1,500,000             40,336              40,336

Hillside Capital Incorporated
Corporate Account . . . . . . . . . . . . . .            165,000            165,000              4,436               4,436

HSBC James Capel Inc. . . . . . . . . . . . .          1,514,000          1,514,000             40,712              40,712

Hughes Aircraft Company
Master Retirement Trust . . . . . . . . . . .            730,000            730,000             19,630              19,630

Lazard Freres & Co. LLC . . . . . . . . . . .            535,000            535,000             14,386              14,386

Lehman Brothers Inc.  . . . . . . . . . . . .            750,000            750,000             20,168              20,168

Lipper Convertibles, L.P. . . . . . . . . . .          3,600,000          3,600,000             96,806              96,806

Lipper Offshore Convertibles, L.P.  . . . . .          2,000,000          2,000,000             53,781              53,781

LLT Limited . . . . . . . . . . . . . . . . .          1,000,000          1,000,000             26,890              26,890

Massachusetts Mutual Life Insurance
Company . . . . . . . . . . . . . . . . . . .          1,000,000          1,000,000             26,890              26,890

Mass Mutual Corporate Investors . . . . . . .            250,000            250,000              6,722               6,722

Mass Mutual Participation Investors . . . . .            125,000            125,000              3,361               3,361

Mass Mutual High Yield
Partners  LLC . . . . . . . . . . . . . . . .            625,000            625,000             16,806              16,806

Mass Mutual Corporate Value
Partners Limited  . . . . . . . . . . . . . .            500,000            500,000             13,445              13,445

McMahan Securities Company, L.P.  . . . . . .              5,000              5,000                134                 134

Merrill Lynch Pierce Fenner &
Smith Inc.  . . . . . . . . . . . . . . . . .          1,700,000          1,700,000             45,714              45,714

MFS Series Trust I -
MFS Convertible Securities Fund . . . . . . .              3,000              3,000                 80                  80

MFS Series Trust V -
MFS Total Return Fund . . . . . . . . . . . .          1,000,000          1,000,000             26,890              26,890

Natwest Markets . . . . . . . . . . . . . . .            445,000            445,000             11,966              11,966

Natwest Securities Limited  . . . . . . . . .          5,000,000          5,000,000            134,453             134,453

OCM Convertible Trust . . . . . . . . . . . .          2,390,000          2,390,000             64,268              64,268

OCM Convertible Limited
Partnership . . . . . . . . . . . . . . . . .            230,000            230,000              6,184               6,184

Oppenheimer Total Return Fund, Inc. . . . . . . .      6,818,000          6,818,000            183,341             183,341

Pacific Horizon Capital Income Fund . . . . .          2,430,000          2,430,000             65,344              65,344

Pacific Innovation Trust Capital Income
  Fund  . . . . . . . . . . . . . . . . . . .            225,000            225,000              6,050               6,050

Pacific Mutual Life Insurance
Company . . . . . . . . . . . . . . . . . . .          1,000,000          1,000,000             26,890              26,890

Palladin Partners . . . . . . . . . . . . . .            700,000            700,000             18,823              18,823

Paloma Securities L.L.C.  . . . . . . . . . .            100,000            100,000              2,689               2,689

Partner Reinsurance Company Ltd.  . . . . . .            235,000            235,000              6,319               6,319

Professional Asset Indemnity Ltd. . . . . . .            700,000            700,000             18,823              18,823

Provident Life and Accident Insurance
Company . . . . . . . . . . . . . . . . . . .          1,000,000          1,000,000             26,890              26,890

Q Investments, L.P. . . . . . . . . . . . . .            750,000            750,000             20,168              20,168

Salomon Brothers Inc. . . . . . . . . . . . .            250,000            250,000              6,722               6,722

Societe Generale Securities Corporation . . .          1,500,000          1,500,000             40,336              40,336

Southport Management Partners L.P.  . . . . .          1,000,000          1,000,000             26,890              26,890

Southport Partners International Ltd. . . . .          1,000,000          1,000,000             26,890              26,890

Spear, Leeds & Kellogg  . . . . . . . . . . .          1,000,000          1,000,000             26,890              26,890

State Employees Retirement
Fund of the State of Delaware . . . . . . . .            785,000            785,000             21,109              21,109

State of Connecticut
Combined Investment Funds . . . . . . . . . .          2,300,000          2,300,000             61,848              61,848

                                                       PRINCIPAL          PRINCIPAL        COMMON STOCK
                                                       AMOUNT OF       AMOUNT OF NOTES      OWNED PRIOR         COMMON STOCK
NAME OF SELLING SECURITYHOLDER                        NOTES OWNED      OFFERED HEREBY     TO OFFERING (1)    OFFERED HEREBY (2)
------------------------------                        -----------      --------------     ---------------    ------------------
State of Oregon Equity  . . . . . . . . . . .          3,000,000           3,000,000             80,672              80,672

State of Oregon/SAIF Corporation  . . . . . .          2,500,000           2,500,000             67,226              67,226

Starvest Discretionary  . . . . . . . . . . .            300,000             300,000              8,067               8,067

Summer Hill Global Partners, L.P. . . . . . .             45,000              45,000              1,210               1,210

Sunrise Partners, C.V.  . . . . . . . . . . .          1,200,000           1,200,000             32,268              32,268

The JW McConnell Family Foundation  . . . . .            370,000             370,000              9,949               9,949

The Strategic Money
Management Company B.V. . . . . . . . . . . .          1,950,000           1,950,000             52,436              52,436

The TCW Group, Inc. . . . . . . . . . . . . .          6,950,000           6,950,000            186,890             186,890

Thermo Electron Balanced
Investment Fund . . . . . . . . . . . . . . .            480,000             480,000             12,907              12,907

Vanguard Convertible
Securities Fund, Inc. . . . . . . . . . . . .          1,285,000           1,285,000             34,554              34,554

Van Kampen American
Capital Harbor Fund . . . . . . . . . . . . .          4,500,000           4,500,000            121,008             121,008

Van Kampen American Capital Convertible
Securities Fund . . . . . . . . . . . . . . .          1,000,000           1,000,000            268,890             268,890
                                                     -----------      --------------     --------------        ------------

SUBTOTAL  . . . . . . . . . . . . . . . . . .       $148,663,000     $   148,663,000          3,997,660           3,997,660
                                                     -----------      --------------     --------------        ------------

Unnamed holders of Notes or any
 future transferees, pledgees, donees
 or successors of or from any such
 unnamed holders (3)  . . . . . . . . . . . .       $  1,337,000     $     1,337,000             35,953 (4)          35,953
                                                     -----------      --------------     --------------        ------------

                TOTAL . . . . . . . . . . . .       $150,000,000     $   150,000,000          4,033,613           4,033,613
                                                    ============     ===============     ==============        ============

---------------

(1) Comprises the shares of Common Stock into which the Notes held by such Selling Securityholder are convertible at the initial conversion rate, excluding fractional shares. Fractional shares will not be issued upon conversion of the Notes; rather, cash will be paid in lieu of fractional shares, if any. The Conversion Rate and the number of shares of Common Stock issuable upon conversion of the Notes are subject to adjustment under certain circumstances. See "Description of Notes--Conversion Rights." Accordingly, the number of shares of Common Stock issuable upon conversion of the Notes may increase or decrease from time to time.

(2) Assumes conversion into Common Stock of the full amount of Notes held by the Selling Securityholder at the initial conversion rate and the offering of such shares by such Selling Securityholder pursuant to this Prospectus. The Conversion Rate and the number of shares of Common Stock issuable upon conversion of the Notes is subject to adjustment under certain circumstances. See "Description of Notes--Conversion Rights." Accordingly, the number of shares of Common Stock issuable upon conversion of the Notes may increase or decrease from time to time. Fractional shares will not be issued upon conversion of the Notes; rather, cash will be paid in lieu of fractional shares, if any.

(3) No such holder may offer Notes pursuant to this Prospectus until such holder is included as a Selling Securityholder in a supplement to this Prospectus in accordance with the Registration Rights Agreement.

(4) Assumes that the unnamed holders of Notes or any future transferees, pledgees, donees or successors of or from any such unnamed holder do not beneficially own any Common Stock other than the Common Stock issuable upon conversion of the Notes at the initial conversion rate.